UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 2004

                            REGENCY AFFILIATES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       1-7949                    72-0888772
         --------                       ------                    ----------
(State or other jurisdiction    (Commission File No.)           (IRS Employer
     of incorporation)                                       Identification No.)

      610 N.E. Jensen Beach Blvd.
         Jensen Beach, Florida                                      34957
         ---------------------                                      -----
(Address of Principal Executive Offices)                          (Zip Code)

       Registrant's telephone number, including area code: (772) 334-8181
                                                           --------------

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      ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

      On January 20, 2004, a purported derivative and class action lawsuit was filed by two individual shareholders of the Company in the New Castle County Court of Chancery, Delaware, naming as defendants certain current and former directors of the Company, Royalty Holdings LLC and certain of its affiliates, Statesman Group, Inc. and, nominally, the Company. The complaint alleges, among other things, breaches of fiduciary duties by the former director defendants and Statesman Group, Inc. in connection with (i) the exercise by Statesman Group, Inc. in 2001 of an option to acquire shares of common stock of the Company, (ii) the 2001 sale of rock aggregate by the Company to Iron Mountain Resources, Inc. and (iii) the October 2002 recapitalization of the Company. The complaint also alleges breaches of fiduciary duties by the current director defendants in connection with the payment by the Company in 2003 of accrued compensation owed to William R. Ponsoldt, Sr. for periods prior to the October 2002 recapitalization of the Company. The complaint also alleges that Royalty Holdings LLC and its affiliates knowingly participated in the breaches of fiduciary duties by the former director defendants relating to the October 2002 recapitalization of the Company.

      In addition to other damages, plaintiffs seek unspecified compensatory and/or rescissory damages against all defendants, a declaration that all Company stock issued to Statesman Group, Inc., William R. Ponsoldt, Sr., Royalty Holdings LLC and any person affiliated with the foregoing is void, an order rescinding any payments in any form made by the Company to William R. Ponsoldt, Sr. or any of his affiliates or family members, an order rescinding the October 2002 recapitalization of the Company, and an order rescinding Statesman Group, Inc.'s 2001 option exercise and rescinding the option itself. The Company, as a nominal defendant, has not taken any position with respect to the merits of the lawsuit. However, the Company understands that the other defendants in the lawsuit believe that the claims raised by the plaintiffs are without merit, and that such defendants intend to defend the claims vigorously.

      The defendants in the lawsuit other than Statesman Group, Inc. are entitled to be indemnified by the Company for damages, if any, and expenses, including legal fees, they may incur as a result of the lawsuit, subject to certain circumstances under which such indemnification is not available. In addition, other than with respect to the claims against the current director defendants in their capacities as such, the claims contained in the lawsuit are not covered by insurance, as the Company's carrier has declined coverage on the basis of the "insured vs. insured" exclusion since one of the named plaintiffs, Donald D. Graham, was previously a director of the Company. The Company has submitted a claim to its carrier with respect to the claims in the lawsuit against the current director defendants. No assurance can be given as to the position that the carrier will take with respect to such claims.


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                                   Signatures

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          REGENCY AFFILIATES, INC.


                                          By:    /s/ Laurence S. Levy
                                                 -------------------------------
                                          Name:  Laurence S. Levy
                                          Title: President

Dated: January 29, 2004


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